Exhibit 99.1

Contact:

Chris Cline, CFA

Senior Vice President, Investor Relations & Corporate Communications

888-969-7879

IR@travere.com

Travere Therapeutics Announces Proposed Public Offering of Common Stock

SAN DIEGO, February 10, 2021 – Travere Therapeutics, Inc. (Nasdaq: TVTX) today announced that it intends to offer and sell, in an underwritten public offering and subject to market and other conditions, $150,000,000 of its common stock. All of the shares are being offered by Travere. In addition, Travere intends to grant the underwriters for the offering a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Securities, Jefferies and SVB Leerink are acting as the joint book-running managers for the offering.

The shares of common stock described above are being offered by Travere pursuant to a shelf registration statement filed by Travere with the Securities and Exchange Commission (SEC) that became automatically effective on September 4, 2018. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from BofA Securities, Attention Prospectus Department, 200 North College Street, 3rd Floor, Charlotte, NC 28255 or by email at dg.prospectus_requests@bofa.com; from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022 or by email at Prospectus_Department@Jefferies.com; or from SVB Leerink, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110 or by email at syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Travere Therapeutics

At Travere Therapeutics we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com

Forward Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Travere’s expectations with respect to the completion, timing and size of the proposed public offering and granting the underwriters a 30-day option to purchase additional shares. For such statements, Travere claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Travere’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and those factors disclosed in Travere’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These forward-looking statements represent Travere’s judgment as of the time of this release. Travere disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.